EXHIBIT 99
Merchants Group, Inc., 250 Main Street, Buffalo, New York 14202
For Immediate Release
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101
** MERCHANTS GROUP REPORTS EARNINGS
FOR THE QUARTER ENDED DECEMBER 31, 2005**
     BUFFALO, N.Y., March 31, 2006 — MERCHANTS GROUP, INC. (AMEX-MGP) announced results for the quarter and year ended December 31, 2005.
     Net income for the fourth quarter of 2005 increased 157% to $612,000 ($.29 per diluted share) compared to $238,000 ($.11 per diluted share) for the fourth quarter of 2004. For the fourth quarter of 2005 operating income decreased 12% to $612,000 ($.29 per diluted share) compared to $694,000 ($.33 per diluted share) for the fourth quarter of 2004. For the year ended December 31, 2005 the Company earned $3.16 per diluted share on net income of $6,699,000 compared to $1.78 per diluted share on net income of $3,762,000 for the same period in 2004. Operating income increased 71% to $6,699,000 ($3.16 per diluted share) for the year ended December 31, 2005 from $3,908,000 ($1.85 per diluted share) for the same period in 2004. Lower losses and loss adjustment expenses (LAE) for the current accident year and favorable loss and LAE development from prior accident years, coupled with no investment losses in 2005 compared to $221,000 of investment losses in 2004, had a significant positive impact on performance, despite a planned decrease in revenues.
     Operating income, a non-GAAP financial measure, is calculated by subtracting (or adding) after-tax net investment gains (or losses) on investment securities from (to) net income. The Company uses operating income, among other measures, to evaluate its performance because net investment gains or
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Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., provides property and casualty insurance to businesses and individuals throughout the northeastern and mid-atlantic United States.

losses in a given period may vary significantly based on changing circumstances, could distort the comparability of results, and are not considered a core component of insurance operations.
     The financial statements reflect the effects of a Services Agreement and a Reinsurance Pooling Agreement between the Company and its wholly-owned insurance subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and Merchants Mutual Insurance Company (Mutual), which became effective on January 1, 2003. Under the Services Agreement Mutual provides underwriting, administrative, claims and investment services to the Company and MNH. The Reinsurance Pooling Agreement provides for the pooling, or sharing, of insurance business traditionally written by Mutual and by MNH on or after the effective date. MNH’s share of combined Mutual and MNH premiums earned and losses and LAE for 2005 in accordance with the Reinsurance Pooling Agreement is 30%. MNH’s pooling percentage for 2004 was 35%. By reducing its pooling percentage, the Company is making capital available for other opportunities in an effort to increase return on shareholders’ equity and maximize shareholder value. The Company announced in February 2005 that it retained Philo Smith Capital Corporation to explore strategic alternatives for its long-term development and that initiative continues.
     This earnings release provides a comparison of group-wide, or combined, Mutual and MNH direct premiums written for 2005 to 2004.
Fourth Quarter Comparisons:
     Revenues for the Company for the fourth quarter of 2005 were $14,379,000, a 10% decrease from $16,039,000 recorded in the same period in 2004. Net premiums earned decreased $2,307,000 (16%) to $12,222,000 from $14,529,000 in 2004. Net premiums earned reflect the Company’s lower share (30% for 2005 versus 35% for 2004) of pooled net premiums earned. Net investment income increased 4% to $1,999,000 in 2005 from $1,927,000 in 2004, due to a 5% increase in average portfolio yield. There were no net investment gains or losses in 2005. The Company recorded $691,000 of net investment losses in 2004.
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     The group-wide, or combined, direct premiums written by MNH and Mutual in accordance with the Reinsurance Pooling Agreement for the fourth quarter of 2005 were $45,427,000, substantially unchanged from $45,218,000 in 2004. The Company’s pro forma share of combined direct premiums written in 2005 and 2004, in accordance with the Reinsurance Pooling Agreement, was $13,628,000 and $15,827,000, respectively. These amounts reflect the Company’s pooled share (30% for 2005 versus 35% for 2004) of combined direct premiums written in accordance with the Reinsurance Pooling Agreement. The table below shows a comparison of direct premiums written by major category in the fourth quarter of 2005 and 2004.

	Group-wide DWP			MNH Pooled Share
	Three months ended			Three months ended
	December 31,			December 31,
	2005	2004	Variance	2005		2004		Variance
	(000’s omitted)			(000’s omitted)
Major Categories
				(30%)	*	(35%)	*
Voluntary Personal	$10,112	$11,897	(15%)	$3,034		$4,164		(27%)
Voluntary Commercial	31,350	29,208	7%	9,405		10,223		(8%)
Umbrella Program	3,396	3,296	3%	1,019		1,154		(12%)
Involuntary	569	817	(30%)	170		286		(41%)

Total Direct Written Premiums	$45,427	$45,218	—	$13,628		$15,827		(14%)

*	Pooling percentages.
     The 15% decrease in group-wide voluntary personal direct premiums written primarily resulted from a 22% decrease in private passenger automobile (PPA) direct premiums written. This decrease in PPA direct premiums written is the result of the companies’ policy, implemented in 2002, not to write new policies in certain jurisdictions.
     Group-wide voluntary commercial direct premiums written increased $2,142,000, or 7%, to $31,350,000 for the three months ended December 31, 2005 from $29,208,000 for the three months ended December 31, 2004. This increase in commercial lines direct premiums written was due to period-to-period increases in all major group-wide commercial products. Total voluntary commercial policies in force at December 31, 2005 increased 8% from December 31, 2004.
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     Net losses and LAE decreased $2,076,000, or 22%, to $7,423,000 in 2005 from $9,499,000 in 2004. The lower losses and LAE reflect the Company’s lower share (30% in 2005 versus 35% in 2004) of pooled losses and LAE and the continuing improvement in underwriting results. The loss and LAE ratio decreased 4.7 percentage points to 60.7% in 2005 from 65.4% in 2004. This is consistent with improvement in the year-to-year loss and LAE ratios experienced by the Company through the first three quarters of 2005.
     Total amortization of deferred policy acquisition costs and other underwriting expenses was $6,136,000 for the fourth quarter of 2005, a decrease of $120,000, or 2%, from $6,256,000 for the fourth quarter of 2004. The amortization of deferred acquisition costs decreased $600,000, or 16%, compared to the prior year, consistent with the 16% decrease in net premiums earned. Other underwriting expenses increased $480,000, or 19%, to $2,958,000 in 2005 compared to $2,478,000 in 2004. Other underwriting expenses include a charge of $1,359,000 (11.1 percentage points of the expense ratio) for retrospective commission related to the Reinsurance Pooling Agreement, which provides for retrospective commission income or expense based on actual cumulative experience of the pooled business compared to a target loss and LAE ratio of 74%. The commission is owed to Mutual based on a decrease during 2005 in the estimated cumulative loss and LAE ratio on the pooled business since the inception of the Reinsurance Pooling Agreement. The Company recorded $576,000 of retrospective commission expense in the fourth quarter of 2004 (4.0 percentage points of the expense ratio). The Company’s expense ratio remains higher (50.2 percentage points) than industry standards. This is partially due to the Company’s plan to reduce its reliance on “traditional” property and casualty insurance business by reducing its percentage participation in the Reinsurance Pooling Agreement, which has resulted in certain fixed expenses having a greater impact on the expense ratio.
Annual Comparisons:
     Revenues for the year ended December 31, 2005 were $57,425,000, a 12% decrease from $65,505,000 recorded in 2004. Net premiums earned decreased $8,002,000 (14%) to $49,121,000 in 2005 from $57,123,000 in 2004, reflecting the Company’s lower share (30% for 2005 versus 35% for
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2004) of pooled net premiums earned. Net investment income decreased 2% to $7,733,000 in 2005, from $7,881,000 in 2004, primarily due to a 4% decrease in average invested assets resulting from the declining share of pooled net premiums written. There were no net investment gains or losses in 2005.
     The table below shows a comparison of direct premiums written by major category in 2005 and 2004.

	Group-wide DWP			MNH Pooled Share
	Year ended			Year ended
	December 31,			December 31,
	2005	2004	Variance	2005		2004		Variance
	(000’s omitted)			(000’s omitted)
Major Categories
				(30%)	*	(35%)	*
Voluntary Personal	$40,842	$50,879	(20%)	$12,253		$17,808		(31%)
Voluntary Commercial	131,789	119,113	11%	39,537		41,690		(5%)
Umbrella Program	19,688	17,536	12%	5,906		6,138		(4%)
Involuntary	2,909	3,610	(19%)	873		1,264		(31%)

Total Direct Written Premiums	$195,228	$191,138	2%	$58,569		$66,900		(12%)

*	Pooling percentages.
     The 20% (or $10,037,000) decrease in group-wide voluntary personal lines direct premiums written primarily resulted from a decrease in PPA direct premiums written. This decrease in PPA direct premiums written is the result of the companies’ decision, implemented in 2002, not to write new policies in certain jurisdictions.
     Group-wide voluntary commercial lines direct premiums written increased 11% due to period-to-period increases in all major group-wide commercial lines of business.
     Net losses and LAE decreased $11,273,000, or 30%, to $26,408,000 in 2005 from $37,681,000 in 2004. The lower losses and LAE reflect the Company’s lower share (30% in 2005 versus 35% in 2004) of pooled losses and LAE and the continuing improvement in underwriting results. The loss and LAE ratio decreased 12.2 percentage points to 53.8% in 2005 from 66.0% in 2004. The decrease in the loss and LAE ratio is due to improvement in loss experience for the 2005 accident year compared to the 2004 accident year and to favorable development of losses and LAE occurring in prior accident years.
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     The prior accident years’ favorable loss development reduced the loss and LAE ratio by 6.7 percentage points in 2005. During the year ended December 31, 2004, the Company recorded favorable development of losses and LAE occurring in prior accident years which reduced the loss and LAE ratio for that period by 1.5 percentage points.
     Total amortization of deferred policy acquisition costs and other underwriting expenses were $21,582,000 for 2005, a decrease of $1,561,000, or 7%, from $23,143,000 for 2004. The amortization of deferred acquisition costs decreased 14%, consistent with the 14% decrease in net premiums earned. Other underwriting expenses increased $520,000, or 6%, to $8,811,000 in 2005 from $8,291,000 in 2004. Other underwriting expenses include a charge of $3,320,000 (6.8 percentage points of the expense ratio) of retrospective commission related to the Reinsurance Pooling Agreement compared to $1,543,000 (2.7 percentage points of the expense ratio) of retrospective commission expense in 2004.
Other Information:
     Book value per common share at December 31, 2005 increased to $35.59 from $34.04 at December 31, 2004.
     Merchants Group, Inc. through its wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.
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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
     Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions. Words such as “believes,” “forecasts,” “intends,” “possible,” “expects,” “anticipates,” “estimates,” or “plans,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors affecting the property-casualty insurance industry generally, including price competition, the Company’s dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations in interest rates and general business conditions; the Company’s dependence on investment income; the geographic concentration of the Company’s business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and Massachusetts; the adequacy of the Company’s loss reserves; the Company’s dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from any future results, performance, achievements or financial condition expressed or implied by the forward-looking statements. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.
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Merchants Group, Inc.
Consolidated Statement of Operations
(in thousands except per share amounts)

	Three months ended			Year ended
	December 31,			December 31,
	2005	2004	% change	2005	2004	% change
	(unaudited)
Revenues:
Net premiums earned from affiliate	$12,222	$14,529	(15.9)	$49,121	$57,123	(14.0)
Net investment income	1,999	1,927	3.7	7,733	7,881	(1.9)
Net investment losses	—	(691)	(100.0)	—	(221)	(100.0)
Other revenues from affiliate	158	274	(42.3)	571	722	(20.9)

Total revenues	14,379	16,039	(10.3)	57,425	65,505	(12.3)

Expenses:
Net losses and loss adjustment expenses ($6,723, $10,428, $26,558 and $35,137 from affiliate)	7,423	9,499	(21.9)	26,408	37,681	(29.9)
Amortization of deferred policy acquisition costs from affiliate	3,178	3,778	(15.9)	12,771	14,852	(14.0)
Other underwriting expenses ($2,709, $1,237, $7,888 and $6,433 from affiliate)	2,958	2,478	19.4	8,811	8,291	6.3

Total expenses	13,559	15,755	(13.9)	47,990	60,824	(21.1)

Income before income taxes	820	284	188.7	9,435	4,681	101.6
Provision for income taxes	208	46	352.2	2,736	919	197.7

Net income	$612	$238	157.1	$6,699	$3,762	78.1

Operating income	$612	$694	(11.8)	$6,699	$3,908	71.4
Net investment losses, after taxes	—	(456)	(100.0)	—	(146)	(100.0)

Net income	$612	$238	157.1	$6,699	$3,762	78.1

Basic earnings per share:
Operating income	$.29	$.33	(12.1)	$3.17	$1.85	71.4
Net investment losses, after taxes	—	(.22)	(100.0)	—	(.07)	(100.0)

Net income	$.29	$.11	163.6	$3.17	$1.78	78.1

Diluted earnings per share:
Operating income	$.29	$.33	(12.1)	$3.16	$1.85	70.8
Net investment losses, after taxes	—	(.22)	(100.0)	—	(.07)	(100.0)

Net income	$.29	$.11	163.6	$3.16	$1.78	77.5

Weighted average shares outstanding Basic	2,119	2,114		2,115	2,114
Diluted	2,123	2,118		2,118	2,118
GAAP Combined Ratio	110.9	108.4		97.7	106.5
Statutory Combined Ratio	110.1	105.4		97.8	105.9
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Merchants Group, Inc.
Consolidated Condensed Balance Sheet
(in thousands)

	December 31,
	2005	2004
	(unaudited)
Assets
Investments	$182,289	$197,709
Premiums receivable from affiliate	13,540	15,136
Deferred policy acquisition costs from affiliate	6,527	7,570
Reinsurance recoverable on paid and unpaid losses	18,366	20,225
Deferred federal income tax benefit	5,367	5,028
Other assets	7,889	10,036

Total assets	$233,978	$255,704

Liabilities and Stockholders’ Equity
Liabilities:
Reserve for losses and loss adjustment expenses (affiliate $50,239 and $44,094)	$115,191	$128,415
Unearned premiums from affiliate	29,662	33,685
Payable for securities	—	4,751
Other liabilities (affiliate $5,044 and $4,262)	13,231	16,879

Total liabilities	158,084	183,730
Stockholders’ equity:	75,894	71,974

Total liabilities and stockholders’ equity	$233,978	$255,704